ASSIGNMENT OF LEASE AGREEMENT

THIS ASSIGNMENT OF LEASE AGREEMENT (“Agreement”) is made and entered effective the 21st day of October, 2010, by and between JOHN POWER, individually (“Assignor”), and MAGELLAN GOLD CORPORATION, a Nevada Corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and RS GOLD, LLC, a Nevada limited liability company (“Owner”) entered into that certain Mining Lease Agreement dated August 18, 2010 (the “Lease”) pursuant to which Owner granting Assignor the exclusive right to explore, develop and mine certain Property which is the subject of the Lease;  and,

WHEREAS, Assignor desires to assign all of his right, title and interest in the Lease to Assignee and Assignee desires to assume Assignor’s obligations under the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Assignment.  Effective as of the date hereof Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease, subject to all of the terms, covenants, conditions and provisions of the Lease.

2.  Assumption.  From and after the date hereof, Assignee hereby assumes, covenants and agrees to keep and perform each and every obligation of Assignor under the Lease.  Assignee agrees to be bound by each and every provision of the Leases as if it had executed the same.

3.  Assignor’s Representations and Warranties.  Assignor represents and warrants to Assignee that:

(a)

the Lease is in full force and effect, unmodified except as provided in this Agreement;

(b)

Assignor’s interest in the Lease is free and clear of any liens, encumbrances or adverse interests of third parties;

(c)

Assignor possesses the requisite legal authority to assign his interest in the Lease as provided herein.

4.  Entire Agreement.  This Agreement embodies the entire understanding of the parties hereto and there are no other agreements or understandings written or oral in effect between the parties relating to the subject matter hereof unless expressly referred to by reference herein.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.

5.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Colorado in connection with any disputes arising out of this Agreement.

6.  Successors and Assigns.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of the parties.

7  Attorneys’ Fees.  In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees.

8.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed the same as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ASSIGNOR:

ASSIGNEE:

MAGELLAN GOLD CORPORATION

/s/ John C. Power

By:/s/ John C. Power

John C. Power, individually

John C. Power, its President

2